UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 14, 2015


                          SYNERGY RESOURCES CORPORATION
                    -----------------------------------------
             (Exact name of Registrant as specified in its charter)


          Colorado                      001-35245                20-2835920
 --------------------------         -----------------         ---------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
 of incorporation)                                           Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
                  -------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073

                                       N/A
                     --------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

     On September 14, 2015, Synergy Resources Corporation (the "Company") entered into an agreement with K.P. Kauffman Company, Inc. (the "Seller") pursuant to which the Company agreed to acquire from the Seller approximately 4,300 net acres of oil and gas leasehold interest and related assets in the DJ Basin of Colorado for $35 million in cash and approximately 4.4 million shares of the Company's common stock, in each case subject to certain customary adjustments. The agreement contains provisions relating to title and environmental due diligence, purchase price adjustments, indemnification, representations and covenants typical for this type of transaction. The agreement contemplates that the closing of this transaction, which is subject to customary closing conditions, will occur in October 2015

Item 2.02   Results of Operations and Financial Condition

     On September 15, 2015, the Company issued a press release providing an update on certain operational matters, including estimated production for the quarter and year ended August 31, 2015. A copy of the press release is attached hereto as Exhibit 99.1.

     The Company will hold a conference call on Friday October 16th at 11 am ET (9 am MT) to discuss results for its fiscal year ended August 31st, 2015. The company plans to file its 10-K and issue an earnings press release prior to the call. Synergy President Lynn Peterson, CFO James Henderson, and COO Craig Rasmuson will host the presentation, followed by a question and answer period.

Conference Call Details

Date: Friday, October 16th, 2015
Time: 11 am Eastern time (9 am. Mountain time)
Domestic Dial-In #: 877-407-9122
International Dial-In #: 201-493-6747

     The conference call will be webcast simultaneously which you can access via this link: http://syrginfo.equisolvewebcast.com/q4-2015 and via the investor section of the company's web site at www.syrginfo.com.

     Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, contact Rhonda Sandquist with Synergy Resources at 970-737-1073.

     A replay of the call will be available after 3:00 p.m. Eastern time on the same day and until October 30th, 2015.

Domestic Toll-free Replay #: 877-660-6853
International Replay #: 201-612-7415
Replay ID#411931

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

Item 3.02.  Unregistered Sales of Equity Securities

     The information set forth in Item 1.01 of this report is incorporated herein by reference. The offer, sale and issuance of the shares of the Company's common stock in the transaction are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Seller will acquire the shares for investment only and not with a view to or for sale in connection with any distribution thereof, and an appropriate legend will be affixed to the shares.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

     Effective September 14, 2015, the Company restated its Articles of Incorporation. No substantive changes to the Articles of Incorporation were effected pursuant to the restatement. The restated articles are attached hereto as Exhibit 3.1

Item 9.01   Financial Statements and Exhibits.

Exhibit
Number     Description of Document
------     -----------------------

  3.1 Restated Articles of Incorporation of Synergy Resources Corporation, dated September 14, 2015.

  99.1     Press release of Synergy Resources Corporation, dated September 15,
           2015.


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

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    SYNERGY RESOURCES CORPORATION


Dated:  September 15, 2015          By: /s/ Lynn A. Peterson
                                        --------------------------------------
                                        Lynn A. Peterson
                                        President